Exhibit 4(a)(3)


                       REMOVAL AND APPOINTMENT OF TRUSTEES
                                       AND
                        AMENDMENT OF DECLARATION OF TRUST
                                       OF
                       WASHINGTON WATER POWER CAPITAL III

                  This Removal and Appointment of Trustees and Amendment of Declaration of Trust of Washington Water Power Capital III (the "Trust") is made as of March 9, 2004 (this "Appointment and Amendment"), among Avista Corporation, a Washington corporation, as successor in interest to The Washington Water Power Company, as sponsor (the "Sponsor"), Malyn K. Malquist and Diane C. Thoren, as Regular Trustees (the "Regular Trustees"), Union Bank of California, N.A., a national banking association ("Union Bank"), in its capacity as Institutional Trustee (the "Institutional Trustee"), and SunTrust Delaware Trust Company, a Delaware limited purpose trust company ("SunTrust"), in its capacity as Delaware Trustee (the "Delaware Trustee").

                  WHEREAS, the Trust was created pursuant to the filing of a Certificate of Trust of the Trust in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 4, 1996, and by the entering into of a Declaration of Trust, dated as of November 4, 1996 (the "Declaration");

                  WHEREAS, the Sponsor desires to remove Wilmington Trust Company as a trustee of the Trust and to appoint Union Bank, as Institutional Trustee and SunTrust, as Delaware Trustee;

                  WHEREAS, Dorothy K. Mercer is not, and never has been, a trustee of the Trust;

                  WHEREAS, Union Bank desires to become the Institutional Trustee and SunTrust desires to become the Delaware Trustee; and, immediately following such appointments, Wilmington Trust Company shall be removed as a trustee of the Trust;

                  WHEREAS, the Sponsor desires to remove Lawrence J. Pierce, as Regular Trustee, and to appoint Malyn K. Malquist and Diane C. Thoren, as Regular Trustees;

                  WHEREAS, Malyn K. Malquist and Diane C. Thoren desire to become Regular Trustees and, immediately following such appointments, Lawrence
J. Pierce shall be removed as a trustee of the Trust; and

                  WHEREAS, the parties hereto desire to change the name of the Trust to "AVA Capital Trust III."

                  NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Pursuant to Section 6 of the Declaration, the Sponsor hereby appoints Union Bank as the Institutional Trustee and SunTrust as the Delaware Trustee of the Trust.

Union Bank and SunTrust hereby accept such appointments and agree to be trustees of the Trust pursuant to the Declaration.

                  2. Immediately following the appointment by the Sponsor of Union Bank and SunTrust as trustees of the Trust pursuant to Section 1 hereof, the Sponsor hereby removes Wilmington Trust Company from the Trust as a trustee of the Trust. Wilmington Trust Company's removal shall be deemed effective immediately following the appointment by the Sponsor of Union Bank as Institutional Trustee and SunTrust as Delaware Trustee of the Trust, and their acceptance of such appointments pursuant to Section 1 hereof.

                  3. Pursuant to Section 6 of the Declaration, the Sponsor hereby appoints Malyn K. Malquist and Diane C. Thoren as Regular Trustees of the Trust. Malyn K. Malquist and Diane C. Thoren hereby accept such appointments and agree to be trustees of the Trust pursuant to the Declaration.

                  4. Immediately following the appointment by the Sponsor of Malyn K. Malquist and Diane C. Thoren as trustees of the Trust pursuant to
Section 3 hereof, the Sponsor hereby removes Lawrence J. Pierce from the Trust as a trustee of the Trust. Lawrence J. Pierce's removal shall be deemed effective immediately following the appointment by the Sponsor of Malyn K. Malquist and Diane C. Thoren as Regular Trustees of the Trust, and their acceptance of such appointments pursuant to Section 3 hereof.

                  5. All references in the Declaration to the term "Trustees" are deemed to include a reference to Union Bank, SunTrust, Malyn K. Malquist and Diane C. Thoren as trustees of the Trust.

                  6. Each reference in the Declaration to "Wilmington Trust Company" shall be deemed a reference to Union Bank and SunTrust except with respect to such reference in Section 7 of the Declaration. The reference in
Section 7 of the Declaration to "Wilmington Trust Company" shall be deemed a reference to SunTrust.

                  7. Each reference in the Declaration to "Lawrence J. Pierce" or "Lawrence J. Pierce and Dorothy K. Mercer" shall be deemed a reference to Malyn K. Malquist and Diane C. Thoren.

                  8. Section 1 of the Declaration is hereby amended and restated in its entirety as follows:

                           1. The trust  created  hereby  shall be known as "AVA
                  Capital Trust III" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  9. Each reference in the Declaration to the "Business Trust Act" shall be deemed to be a reference to the "Statutory Trust Act." Each reference in the Declaration to "business trust" shall be deemed to be a reference to "statutory trust."

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

                  10. Each reference in the Declaration to "Merrill Lynch, Pierce, Fenner &Smith Incorporated" shall be deemed a reference to Lehman Brothers, Inc.

                  11. Each Regular Trustee, acting singly or jointly, is hereby authorized and directed to execute and file an Amended and Restated Certificate of Trust of the Trust in the office of the Secretary of State of the State of Delaware changing the name of the Trust to "AVA Capital Trust III" and changing the name and address of the Delaware Trustee.

                  12. This Appointment and Amendment may be executed in one or more counterparts.

                  13. Except to the extent that it is expressly modified by this Appointment and Amendment, the Declaration shall continue in full force and effect.

                  14. This Appointment and Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]



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

                  IN WITNESS WHEREOF, the parties hereto have caused this Appointment and Amendment to be duly executed as of the date and year first above written.


                                     AVISTA CORPORATION, as Sponsor




                                     By: /s/ MALYN K. MALQUIST
                                        ----------------------------------------
                                        Name:
                                        Title




                                     UNION BANK OF CALIFORNIA, N.A., as
                                     Institutional Trustee




                                     By: /s/ SONIA N. FLORES
                                        ----------------------------------------
                                        Name:  Sonia N. Flores
                                        Title  Vice President




                                     SUNTRUST DELAWARE TRUST COMPANY,
                                     as Delaware Trustee




                                     By: /s/ SUSAN D. TINSLEY
                                        ----------------------------------------
                                        Name:  Susan D. Tinsley
                                        Title  Assistant Vice President




                                     Malyn K. Malquist, as Regular Trustee




                                        /s/ MALYN K. MALQUIST
                                     -------------------------------------------




                                     Diane C. Thoren, as Regular Trustee

                                        /s/ DIANE C. THOREN
                                     -------------------------------------------


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